                                                                 EXHIBIT 10.7(a)

        FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
        ---------------------------------------------------------------

     THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT ("First Amendment"), dated as of October 1, 1997, is by and among BERINGER WINE ESTATES COMPANY, a Delaware corporation ("Borrower"), and PACIFIC COAST FARM CREDIT SERVICES, ACA, ("Pacific Coast"), COBANK, ACB ("CoBank"), BANK OF AMERICA NT&SA ("Bank of America"), GENERAL ELECTRIC CAPITAL CORPORATION ("GE Capital"), COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., RABOBANK NEDERLAND, NEW YORK BRANCH ("Rabobank") and BANKBOSTON, N.A., formerly known as THE FIRST NATIONAL BANK OF BOSTON, ("Bank of Boston") (collectively, "Lenders" and individually, a "Lender") and PACIFIC COAST FARM CREDIT SERVICES, ACA, as agent for Lenders (in such capacity, "Agent") with respect to the following facts:

                                   RECITALS
                                   --------

     A. Lenders, Agent, and Borrower are parties to that certain Second Amended and Restated Credit Agreement (the "Credit Agreement") dated as of February 28, 1997 pursuant to which Lenders have made certain financial accommodations available to Borrower.

     B. Borrower has requested Lenders and Agent to permit BWEH to sell approximately 23.5% of the outstanding shares of Class B common stock of BWEH (the "Stock Issuance") and to use the proceeds of such sale to (i) redeem all of the 12 1/2% Senior Subordinated Notes due January 10, 2006, (ii) redeem all of the issued and outstanding preferred shares of BWEH, (iii) prepay $6,000,000 in outstanding indebtedness of the Tranche A Term Loan, and (iv) reduce the balance outstanding under the Revolving Loan. To facilitate the Stock Issuance, Borrower has requested that Lenders and Agent agree to modify certain of the terms and conditions of the Credit Agreement.

     C. Lenders and Agent are willing to agree to the above request on the terms and conditions set forth herein and in the documents executed in connection herewith.

           NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

           1.    Defined Terms.  All terms used in this First Amendment shall,
                 -------------
unless specifically defined herein, have the definitions ascribed to those terms in the Credit Agreement.
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           2.    Effectiveness of First Amendment.
                 --------------------------------

                 a. This First Amendment, and any other documents required by this First Amendment (collectively, the "First Amendment Documents"), will be executed by Borrower, Lenders, Agent, and Guarantors on or about October 1, 1997. The originals of the First Amendment Documents shall be retained by Agent in escrow until such time, if any, as all conditions precedent for their effectiveness (as set forth in Paragraph 3 of this First Amendment) shall have been satisfied or shall have been waived by Lenders. If such conditions precedent shall occur, Agent will release the First Amendment Documents from escrow, the First Amendment Documents shall immediately become effective, and the First Amendment Closing Date shall be the date such documents are released from escrow. In determining whether the conditions precedent have been fulfilled, Agent shall be entitled to rely on the representations of Borrower. Until such time, if any, as the First Amendment Documents shall be released from escrow, such documents shall not have been delivered and shall be of no legal force or effect.

                 b. If the First Amendment Closing Date shall not have occurred by December 31, 1997 (the "First Amendment Expiration Date"), then Agent shall not release the First Amendment Documents from escrow and shall, unless instructed otherwise by Lenders, destroy the First Amendment Documents. Notwithstanding the foregoing, the First Amendment Expiration Date may be extended one or more times by written consent of Agent, each Lender, and Borrower.

           3.    Conditions to Effectiveness of First Amendment; Modification of
                 ---------------------------------------------------------------
Section 4.1 of the Credit Agreement; Consent of Lenders and Representation by
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Borrower. Each and every one of the conditions precedent set forth in this
--------
Paragraph 3, shall have been satisfied, or shall have been waived by Lenders, before the First Amendment Closing Date shall occur. Such conditions precedent shall also constitute a new Section 4.1 of the Credit Agreement, which is hereby amended and restated in its entirety, as follows:

           4.1   Conditions to First Amendment Closing Date. Notwithstanding any
                 ------------------------------------------
     other provision of this Agreement and without affecting in any manner the rights of Agent or Lenders hereunder, the First Amendment Closing Date shall not occur until and unless each and every one of the following conditions has been satisfied or waived, in Lenders' sole discretion:

                 (a) Agent shall have received executed originals from Borrower and Guarantors of the First Amendment and any other documents reasonably requested by Agent in connection with the First Amendment.

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

                 (b) No Default or Event of Default shall have occurred and be continuing.

                 (c) BWEH shall have consummated the sale of approximately 23.5% of the outstanding shares of Class B common stock of BWEH (the "Stock Issuance") substantially in accordance with the terms previously disclosed to Agent and Lenders. (The date on which the Stock Issuance is consummated shall be referred to as the "Public Offering Closing Date.")

                 (d) Upon the Public Offering Closing Date, each and every one of the following shall be true and correct:

                       (i) BWEH shall have received cash proceeds from the Stock Issuance (the "Gross Sales Proceeds), before deduction of transaction fees and expenses, of not less than One Hundred Million Dollars ($100,000,000);

                       (ii) BWEH shall receive as proceeds of the Stock Issuance, after deduction of all costs, fees, and expenses incurred by BWEH in connection with the Stock Issuance, (such amount received being the "Net Sale Proceeds") not less than the following amount: Ninety-Two Million Five Hundred Thousand Dollars ($92,500,000) plus ninety-five percent (95%) of
                                            ----
     the amount, if any, by which the Gross Sale Proceeds exceeds One Hundred Million Dollars ($100,000,000);

                       (iii) From the proceeds of the Stock Issuance, BWEH shall have redeemed or repurchased no more than Thirty Million Dollars ($30,000,000), par value, of its preferred stock, and in connection therewith shall have paid no more than Eight Million Five Hundred Thousand Dollars ($8,500,000) to satisfy cumulative preferred dividends with respect to such preferred stock (the amount used in redemption of such preferred stock and payment of dividends thereon is referred to as the "Preferred Stock Payment");

                       (iv) From the proceeds of the Stock Issuance, BWEH shall have made a cash contribution to the capital of Borrower (the "Capital Contribution"), in the form of purchase of additional shares of common stock of Borrower, equal to the Net Sale Proceeds minus the Preferred
                                                       -----
     Stock Payment;

                       (v) Concurrently with Borrower's receipt of the Capital Contribution, Borrower shall have repaid in full all principal, interest, prepayment premiums, and any other obligations owed by Borrower on account of those certain 12 1/2% Senior Subordinated Notes due January 10, 2006 in the amount of Thirty-Five Million Dollars ($35,000,000) and that certain Securities Purchase Agreement dated as of January 16, 1996 and Borrower shall have obtained from the holders thereof a receipt indicating such payment in full. The amount of the prepayment premium paid by Borrower in connection with the foregoing shall not exceed nine percent (9%) of the then outstanding principal balance of such notes; and

                       (vi) The amount of the Capital Contribution remaining after Borrower's payment of the Subordinated Debt referred to in the immediately preceding paragraph shall be not less than Fifteen Million Eight Hundred Thousand Dollars ($15,800,000), of which Borrower shall have used Six Million Dollars ($6,000,000) toward a prepayment of the Term Loan Tranche A and the balance of which shall have been applied against the Revolving Loan.


           Agent and Lenders hereby consent to Borrower's prepayment of the Subordinated Debt referred to in Subparagraph (v) above from the proceeds of the Capital Contribution (provided that the prepayment premium does not exceed the nine percent (9%) limitation) and Agent and Lenders hereby waive the provisions of Section 8.13 of the Credit Agreement that would otherwise prohibit such payment.

           Agent and Lenders hereby consent to BWEH's redemption or repurchase of its preferred stock and payment of cumulative dividends thereon from the Net Sale Proceeds so long as the amounts do not exceed the amounts referred to in Subparagraph (iii) above.

           Borrower's allowing the Public Offering Closing Date to occur constitutes Borrower's representation and warranty to Agent and Lenders that, as of the Public Offering Closing Date, (i) no Default or Event of Default has occurred and is continuing, (ii) each and every one of the Conditions Precedent shall have occurred. Borrower acknowledges and agrees that these representations and warranties shall survive the First Amendment Closing Date.


           4.    Definitions Being Eliminated.  The operative provisions that
                 ----------------------------
contain the following defined terms are being modified to eliminate such terms and so the definitions of the following terms are hereby deleted from the Credit
Agreement:

           "Barrel Maintenance Capital Expenditures"
           "Consolidated Adjusted Current Assets"
           "Consolidated Adjusted Current Liabilities"
           "Consolidated Working Capital"
           "Deferral Amount"
           "Excess Cash Flow"
           "Excess Cash Flow Payment"
           "General Maintenance Capital Expenditures"
           "Stock Pledge Agreements"

           "Vineyard Maintenance Capital Expenditures"


           5.    Definitions Being Amended and Restated.  The following
                 --------------------------------------
definitions are hereby amended and restated in their entirety:

           "Consolidated Cash Flow" shall mean, for any period, for Borrower and its Subsidiaries on a consolidated basis, the sum (without duplication) of:
     (a) Consolidated Net Income; plus (b) the sum of (i) federal, state, local,
                                  ----
     and foreign income taxes, (ii) extraordinary non-cash losses, (iii) interest expense (including the interest portion of any capitalized lease obligations), (iv) lease expenses with respect to the Designated Operating Leases, (v) depletion, depreciation and amortization, (vi) losses on asset sales, and (vii) any periodic effect of any non-cash step-ups in the stated value of inventories resulting from the Stock Acquisition, the Chateau St. Jean Acquisition, or the Stag's Leap Acquisition; minus (c) the sum of (I)
                                                       -----
     extraordinary gains, (II) gains on asset sales, and (III) cash taxes payable.

           "Consolidated Current Liabilities" shall mean, as at any date of determination, the current liabilities of Borrower and its Subsidiaries, determined on a consolidated basis in conformity with GAAP, adjusted to (i) include all Obligations with respect to the Revolving Loan and the Swingline Loan, and (ii) exclude any liability for Deferred Taxes associated with the step-ups in the stated value of inventories resulting from the Stock Acquisition, the Chateau St. Jean Acquisition, or the Stag's Leap Acquisition, as long as such deferred tax liability will not result in a cash tax payment over the next twelve (12) months.

           "First Amendment" shall mean that certain First Amendment to Second Amended and Restated Credit Agreement dated as of October 1, 1997 between Borrower, Lenders, and Agent.

           "Fiscal Year" shall mean the 12-month period of Borrower ending June 30 of each year. Subsequent changes of the fiscal year of Borrower shall not change the term "Fiscal Year," unless Agent shall consent in writing to such change.

           "Fixed Rate" shall mean: (a) with respect to any portion of the Revolving Loan that Borrower elects at any time pursuant to Section 2.5(c) to convert to a fixed rate of interest, the applicable LIBO Rate as of the date of such election plus a margin equal to one and three hundred seventy-five one thousandths percent (1.375%), or such lower margin, if any, for which Borrower qualifies under Section 2.5(d); and (b) with respect to any selection of rates for the Term Loan, the rates and applicable margins provided in Section 2.6.

           "Lenders" shall mean Pacific Coast, CoBank, Bank of America, GE Capital, Rabobank, and Bank of Boston so long as each shall continue to hold any portion of the Revolving Loan, the Swingline Loan or the Term Loan, and if at any time any of the foregoing Lenders shall decide to assign or syndicate all or any portion of the Revolving Loan, the Swingline Loan or the Term Loan, such term shall include such assignee or such other members of the syndicate.

           "Obligations" shall mean all loans, advances, debts, liabilities, and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable and whether or not allowed as a claim in any proceeding referred to in Section 10.1(i) or 10.1(j)) owing by Borrower to Agent or to Lenders, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under any of the Loan Documents, including any obligations owed in connection with any interest rate swap undertaken with any Lender to meet the requirement of Section 7.17. This term includes the Revolving Loan, the Swingline Loan, the Letter of Credit Obligations, the Term Loan, all principal, interest, Fees, charges, expenses, attorneys' fees and any other sum chargeable to Borrower under this Agreement or any of the Loan Documents.

           "Special Prepayment" shall mean: (a) a prepayment of proceeds received from sale or other disposition of a Fixed Asset, (b) a prepayment of proceeds received from an equity investment in common or preferred Stock of Borrower, and (c) if Borrower requests Lenders to approve a proposed transaction which, if consummated, would create an Event of Default solely under Section 10.1(l) and Lenders decline to approve such a request, thus rendering it necessary for Borrower to seek alternative financing in order to consummate such transaction, then a repayment in full of the Obligations from such alternative financing shall constitute a Special Prepayment so long as the repayment occurs within three (3) months of such request.

           "Security Documents" shall mean the Security Agreements and the Trademark Assignments, as identified on the Schedule of Documents, as amended, and any other document pursuant to which Borrower or any Affiliate of Borrower has granted or shall grant to Agent or to any Lender a security interest in or Lien upon any property to secure any of the Obligations, including all amendments, modifications and supplements thereto.

           "Subordinated Debt" shall mean any obligation that is subordinated in right or time of payment to all or any portion of the Obligations, the terms of which must be reasonably satisfactory to Agent and all Lenders.

           "Termination Date" shall mean the date on which (i) the Revolving Loan, the Swingline Loan and the Term Loan and any other Obligations under this Agreement have been completely discharged and Borrower shall have no further right to borrow any amounts under this Agreement, and (ii) Borrower shall have funded the amounts required, if any, under the Loan Documents into the Cash Collateral Account in respect of the Letter of Credit Obligations, if any, then outstanding.

           "Term Loan" shall mean a loan, consisting of Term Loan Tranche A and Term Loan Tranche B, made by Term Lenders to Borrower on the Closing Date in the original principal amount of One Hundred Sixty Million Dollars ($160,000,000), which was subsequently (i) increased to One Hundred Seventy Million Dollars ($170,000,000) on the Third Amendment Closing Date, (ii) increased to One Hundred Eighty-Two Million Five Hundred Thousand Dollars ($182,500,000) on the Second Restatement Closing Date (of which Five Million Dollars ($5,000,000) was advanced on the Second Restatement Closing Date and of which Seven Million Five Hundred Thousand Dollars ($7,500,000) was advanced on the Newhall Closing Date), and (iii) decreased by a special principal prepayment of Six Million Dollars ($6,000,000) on the First Amendment Closing Date.

           "Term Loan Tranche A" shall mean a portion of the original principal amount of the Term Loan equal to Twenty Million Dollars ($20,000,000), but reduced by a special principal payment of Six Million Dollars ($6,000,000) on the First Amendment Closing Date.

           "Term Loan Tranche B" shall mean that portion of the principal amount of the Term Loan not within the scope of Term Loan Tranche A, which meant that the amount thereof (i) was, on the Closing Date, One Hundred Forty Million Dollars ($140,000,000), (ii) was, on the Third Amendment Closing Date, One Hundred Fifty Million Dollars ($150,000,000), and (iii) was, on the Second Restatement Closing Date, One Hundred Fifty-Five Million Dollars ($155,000,000), but increased to One Hundred Sixty-Two Million Five Hundred Thousand Dollars ($162,500,000) on the Newhall Advance Date.

           "Variable Rate" shall mean a floating rate of interest equal to the higher of (i) Prime Rate, or (ii) the Reference

     Rate.

           6.    New Definitions.  The following new definitions are hereby
                 ---------------
added to the Credit Agreement:

           "Consolidated Total Capitalization" shall mean, as of any date of determination, for Borrower and its Subsidiaries on a consolidated basis, the sum (without duplication) of (a) Consolidated Total Debt, and (b) Consolidated Net Worth.

           "Consolidated Total Debt" shall mean, as of any date of determination, for Borrower and its Subsidiaries on a consolidated basis, the sum (without duplication) of (a) Consolidated Funded Debt, and (b) Grower Payables.

           "First Amendment Closing Date" shall mean the date of which the First Amendment becomes effective between Borrower, Lenders, and Agent.

           "Initial Percentage" shall mean, as to each Revolving Lender with respect to the Revolving Loan and the Letter of Credit Obligations, the applicable percentage set forth opposite such Revolving Lender's name on
     Part 4 of Exhibit B hereto; as the same may be modified, amended, restated or supplemented from time to time; provided that upon an assignment by any
                                        --------
     Revolving Lender of any portion of the Revolving Loan, the Initial Percentages shall be amended to reflect such assignment and upon any reduction in the amount of the Maximum Revolving Loan, the Percentages shall be amended to reflect such or reduction.

           "Maximum Revolving Indebtedness" shall mean the lesser of (i) an amount equal to the Maximum Revolving Loan minus the aggregate amount of
                                                -----
     Grower Payables then outstanding, and (ii) the Borrowing Base.

           "Notice of Swingline Advance" shall have the meaning ascribed to such term in Section 2.1A(b).

           "Swingline Advance" shall have the meaning ascribed to such term in
     Section 2.1A(a).

           "Swingline Lender" shall mean Pacific Coast, in its capacity as a Lender, but only in its capacity as the holder of such interest.

           "Swingline Loan" shall mean the aggregate amount of all Swingline Advances outstanding at any time.


           7.    Modification of Section 2.1(a) of the Credit Agreement.
                 ------------------------------------------------------
Section 2.1(a) of the Credit Agreement is hereby amended and restated in its entirety, as follows:

           (a)   Revolving Lenders Will Make Advances Available.  Upon and
                 ----------------------------------------------
     subject to the terms and conditions hereof, the Revolving Lenders agree to make available, from time to time, until the Revolving Loan Maturity Date, for Borrower's use and upon the request of Borrower therefor, advances (each, a "Revolving Advance") that shall not exceed, in the aggregate together with all Letter of Credit Obligations and all then outstanding Swingline Advances, the Maximum Revolving Indebtedness. The amount of any Revolving Advance shall be not less than One Million Dollars ($1,000,000) and shall be in integral multiples of One Hundred Thousand Dollars ($100,000).


           8.    Modification of Section 2.1(b) of the Credit Agreement. Section
                 ------------------------------------------------------
2.1(b) of the Credit Agreement is hereby amended and restated in its entirety, as follows:

           (b)   Requests for Advances.  If Borrower desires to receive a
                 ---------------------
     Revolving Advance, Borrower shall deliver a notice to Agent substantially in the form of Exhibit D no later than 2:00 p.m. (California time) on the second Business Day prior to the date of the proposed Revolving Advance. Each such notice (a "Notice of Revolving Advance") shall be from an Authorized Financial Representative. Agent and Revolving Lenders shall be entitled to rely upon and shall be fully protected under this Agreement in relying upon any Notice of Revolving Advance reasonably believed by Agent to be genuine. Agent shall deliver notice of its receipt of the Notice of Revolving Advance to each Revolving Lender on or before 11:00 a.m. (California time) on the Business Day prior to the date of the proposed Revolving Advance, and each of the other Revolving Lenders shall wire its Initial Percentage of such Revolving Advance to the Disbursement Account (with notice to Agent that such wire has been made) on or before 11:00 a.m. (California time) on the date of the proposed Revolving Advance. Upon the close of business on the date of the proposed Revolving Advance, the funds in the Disbursement Account shall be made available to Borrower by the bank at which the Disbursement Account is held, unless such bank shall have been instructed by Agent to withhold such funds, which instructions Agent may deliver if Agent has determined that Borrower has failed to fulfill the applicable conditions set forth in Article IV. All notices delivered pursuant to this Section 2.1(b) shall be delivered by facsimile to the facsimile number set forth in Section 13.12 or to such other facsimile number as a party hereto shall designate in writing pursuant to the provisions of Section 13.12. The failure of any Revolving Lender (such Revolving Lender, a "Non-Funding Lender") to make any Revolving Advance to be made by it on the date specified therefor shall not relieve any other Revolving Lender ("Other Lender") of its obligation to make its Revolving Advance on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance to be made by such Non-Funding Lender.


           9.    Modification of Section 2.1(l) of the Credit Agreement. Section
                 ------------------------------------------------------
2.1(l) of the Credit Agreement is hereby amended and restated in its entirety, as follows:

           (l)   Voluntary Reduction of Maximum Revolving Loan. Borrower may, at
                 ---------------------------------------------
     any time upon ten (10) days prior notice to Agent and the Lenders, permanently reduce the Maximum Revolving Loan to an amount determined by Borrower; provided, that (a) such reduction shall be ineffective if and to
               --------
     the extent that the Requisite Term Lenders reasonably determine that such reduction would impair the ability of Borrower to make regularly scheduled payments of interest or principal under the Term Loan, and (b) in no event may Borrower reduce the Maximum Revolving Loan below One Hundred Fifteen Million Dollars ($115,000,000).


           10.   Addition of Section 2.1A to the Credit Agreement. A new Section
                 ------------------------------------------------
2.1A is hereby added to the Credit Agreement, as follows:

           2.1A  Swingline Loan.
                 --------------

           (a)   Swingline Lender Will Make Advances Available. Upon and subject
                 ---------------------------------------------
     to the terms and conditions hereof, the Swingline Lender agrees to make available, from time to time, until the eighth (8th) Business Day preceding the Revolving Loan Maturity Date, for Borrower's use and upon the request of Borrower therefor, advances (each, a "Swingline Advance") under the Swingline Loan; provided that a Swingline Advance shall not be available to the extent that such Swingline Advance would either (i) cause the aggregate amount of all then outstanding Swingline Advances to exceed Ten Million Dollars ($10,000,000), or (ii) cause the aggregate amount of Swingline Advances, together with all then outstanding advances under the Revolving Loan and all Letter of Credit Obligations, to exceed the Maximum Revolving Indebtedness. The amount of any Swingline Advance shall be not less than One Hundred Thousand Dollars ($100,000) and shall be in integral multiples of One Hundred Thousand Dollars ($100,000).

           (b)   Requests for Swingline Advances. If Borrower desires to receive
                 -------------------------------
     a Swingline Advance, Borrower shall deliver a notice to Agent substantially in the form of

     Exhibit I no later than 10:00 a.m. (California time) on the Business Day on which Borrower desires to receive the proposed Swingline Advance. Each such notice (a "Notice of Swingline Advance") shall be from an Authorized Financial Representative. Notwithstanding the foregoing, Agent and the Swingline Lender may, in their sole discretion, decide to permit Borrower to request a Swingline Advance by telephone subject to such procedures as Agent and Swingline Lender shall determine. Agent and the Swingline Lender shall be entitled to rely upon and shall be fully protected under this Agreement in relying upon any Notice of Swingline Advance, or any telephone request for a Swingline Advance, reasonably believed by Agent and the Swingline Lender to be genuine.

           (c)   Repayment of Swingline Loan.  The Swingline Loan is a revolving
                 ---------------------------
     line of credit and Borrower may borrow, repay principal, and reborrow in accordance with the terms of this Agreement; provided that Borrower shall
                                                  --------
     provide Agent with notice of any repayment prior to 10:00 a.m. on the date of repayment. Repayments of principal shall be in integral multiples of One Hundred Thousand Dollars ($100,000). If any Swingline Advance has not been repaid within seven days after such Swingline Advance was made to Borrower, the amount of such Swingline Advance may, in the sole discretion of Agent, be transferred from the Swingline Loan to the Revolving Loan. If the Revolving Loan Maturity Date shall occur, the then outstanding amount of the Swingline Loan shall automatically be transferred from the Swingline Loan to the Revolving Loan. If an Event of Default shall occur, the then outstanding amount of the Swingline Loan may, in the sole discretion of Agent, be transferred from the Swingline Loan to the Revolving Loan. Any amounts transferred from the Swingline Loan to the Revolving Loan shall thereafter bear interest at the Variable Rate; provided that Borrower may subsequently elect to convert the interest rate to a Fixed Rate for a period selected by Borrower in accordance with the provisions of Section 2.5(c). If any amounts are transferred from the Swingline Loan to the Revolving Loan, each Revolving Lender shall wire its Initial Percentage of such amounts to Agent within one (1) Business Day of being notified by Agent of such transfer and such amounts shall be disbursed by Agent to the Swingline Lender.

           (d)   Swingline Loan Interest Rate. Swingline Loan advances hereunder
                 ----------------------------
     shall bear interest on a daily basis at the "Overnight Rate"; provided that if an Event of Default shall occur and be continuing, then the Swingline Loan shall bear interest at a rate of interest that is three percent (3%) per annum higher than the Overnight Rate. The "Overnight Rate" shall be whatever rate the Swingline Lender shall from time to time quote to Borrower as being the

     Overnight Rate. Such rate shall be set by the Swingline Lender in its sole discretion. Such rate shall change as of any particular Business Day if the Swingline Lender notifies Borrower of the rate change by 12:00 noon on such Business Day and, if not, on the following Business Day. A change in the Overnight Rate shall apply to amounts then outstanding under the Swingline Loan as well as to future advances.

           11.   Modification of Section 2.2(c) of the Credit Agreement. Section
                 ------------------------------------------------------
2.2(c) of the Credit Agreement is hereby amended and restated in its entirety, as follows:

           (c)   Term Loan Interest and Principal Payments; Amortization. On the
                 -------------------------------------------------------
     First Amendment Closing Date, Borrower shall pay to Agent, for the benefit of Term Lenders, a special principal prepayment of Six Million Dollars ($6,000,000) which shall be applied by Term Lenders to Term Loan Tranche A. Borrower shall pay to Agent, for the benefit of Term Lenders, interest on the Term Loan on a quarterly basis, in arrears, commencing on April 1, 1996, and continuing on the first Business Day of each Fiscal Quarter thereafter until the Termination Date; provided, that, commencing on April
                                            --------
     1, 1998, Borrower shall pay to Agent quarterly installments of principal and interest, which principal and interest amounts shall be determined as of such date and shall approximate the equal amortization of principal and interest based on the weighted average of the Fixed Rates in effect as of such date over a period of eighteen and one-half (18.5) years from and including such date, (ii) with respect to One Hundred Fifty Million Dollars ($150,000,000) of Term Loan Tranche B, from and after the first anniversary of the Closing Date commencing April 1, 1997, Borrower shall pay to Agent quarterly installments of principal determined in accordance with Exhibit H (subject to adjustment if there is a reamortization pursuant to Section 2.2(d)), and all interest accrued thereon, amortized over a period of nineteen and one-half (19.5) years from the first (1st) anniversary of the Closing Date; and (iii) with respect to the remainder of Term Loan Tranche B, commencing July 1, 1997, Borrower shall pay to Agent quarterly installments of principal and interest, which principal and interest amounts shall be determined as of such July 1, 1997 date and shall approximate the equal amortization of principal and interest based on the weighted average of the Fixed Rates in effect as of such date, amortized over a period of nineteen and one-quarter (19.25) years from the Second Restatement Closing Date; and provided, further, that all unpaid principal,
                                   --------
     accrued interest and other amounts evidenced by the Term Notes shall be due and payable in full on the Term Loan Maturity Date.

          12.  Modification of Section 2.2(d) of the Credit Agreement.  Section
               ------------------------------------------------------
2.2(d) of the Credit Agreement is hereby modified to delete the reference to
Section 2.3(b) (which section is being deleted by this First Amendment).


          13.  Modification of Section 2.3(a) of the Credit Agreement.  Section
               ------------------------------------------------------
2.3(a) of the Credit Agreement is hereby amended and restated in its entirety, as follows:

          (a)  Mandatory Prepayment of Revolving Loan, and Letter of Credit
               ------------------------------------------------------------
     Obligations.  If at any time, the outstanding balance of the Revolving
     -----------
     Loan, when aggregated with the amount of outstanding Letter of Credit Obligations and the then outstanding amount of the Swingline Loan, shall exceed the amount of the Maximum Revolving Indebtedness, Borrower shall immediately repay to Agent the outstanding Revolving Loan in the amount of such excess. No prepayment fee shall be payable with respect to any mandatory prepayment under this Section 2.3(a). All mandatory prepayments under this Section 2.3(a) shall be applied by Agent to the Obligations owing to the Revolving Lenders in accordance with their respective Initial Percentages.


          14.  Deletion of Section 2.3(b) of the Credit Agreement.  Section
               --------------------------------------------------
2.3(b) of the Credit Agreement is hereby amended and restated in its entirety, as follows:

          (b)  Intentionally Omitted.
               ---------------------


          15.  Deletion of Section 2.3(d) of the Credit Agreement.  Section
               --------------------------------------------------
2.3(d) of the Credit Agreement is hereby amended and restated in its entirety, as follows:

          (d)  Mandatory Prepayment from Issuance of Additional Indebtedness or
               ----------------------------------------------------------------
     Equity. If at any time after the Closing Date Borrower incurs any additional Indebtedness for borrowed money, other than Purchase Money Indebtedness, or issues any additional Stock (other than the Second Restatement Stock), Borrower shall immediately pay to Agent all proceeds of such incurrence or issuance. All mandatory prepayments under this Section 2.3(d) shall be distributed by Agent to Revolving Lenders and Term Lenders based on their Initial Percentages of the Obligations. Amounts received by Term Lenders pursuant to this Section 2.3(d) shall constitute a permanent reduction of the Term Loan as provided in Section 2.2(d). Amounts received by Revolving Lenders shall constitute a permanent reduction in the Maximum Revolving Loan.

          16.  Waiver of 1997 Excess Cash Flow Payment.  Any "Excess Cash Flow
               ---------------------------------------
Payment" (as such term was used in the Credit Agreement prior to its amendment by this First Amendment) that may have been owed by Borrower to Lenders pursuant to Section 2.3(b) of the Credit Agreement is hereby waived by Lenders.


          17.  Deletion of Section 2.3(f) of the Credit Agreement.  Section
               --------------------------------------------------
2.3(f) of the Credit Agreement is hereby deleted in its entirety.


          18.  Deletion of Section 2.4(a) of the Credit Agreement.  Section
               --------------------------------------------------
2.4(a) of the Credit Agreement is hereby amended and restated in its entirety, as follows:

          (a)  Prepayment in Full.  Borrower shall have the right at any time to
               ------------------
     voluntarily prepay the entire amount of the outstanding Revolving Loan, the outstanding Swingline Loan and the entire amount of the outstanding Term Loan and to terminate this Agreement upon at least three (3) Business Days notice to Agent, without premium or penalty except Borrower shall pay to Agent, for the benefit of Term Lenders, a prepayment surcharge calculated in accordance with Section 2.3 or Section 2.4(d), and shall pay to Agent for the benefit of Revolving Lenders a prepayment surcharge calculated in accordance with Section 2.4(d). Prepayment in full shall be accompanied by the payment of all accrued and unpaid interest and all Fees and other remaining Obligations, including, Borrower making arrangements, in accordance with the terms and conditions of Section 2.1(h), for satisfaction with respect to any outstanding Letter of Credit Obligation.


          19.  Deletion of Last Sentence of Section 2.4(b) of the Credit
               ---------------------------------------------------------
Agreement.  The last sentence of Section 2.4(b) of the Credit Agreement is
---------
hereby deleted.


          20.  Modification of Section 2.5 of the Credit Agreement.  Section 2.5
               ---------------------------------------------------
of the Credit Agreement is hereby amended and restated in its entirety, as follows:

          2.5  Interest on Revolving Advances.
               ------------------------------

          (a)  Variable Rate.  Revolving Advances hereunder shall bear interest
               -------------
     at the Variable Rate, unless Borrower elects to convert the interest rate to a Fixed Rate for the period selected by Borrower in accordance with the provisions of Section 2.5(c).

          (b)  Intentionally Omitted..
               ---------------------

          (c)  Fixed Rate for Revolving Loan.  Borrower may, from time to time,
               -----------------------------
     elect to convert all or a portion of the outstanding Revolving Advances to a Fixed Rate; provided, that (i) at least four (4) Business Days prior to
                   --------
     the proposed Interest Determination Date, Borrower has provided Agent with written notice of such election, the requested Interest Determination Date, the amount of the Revolving Advances to be converted, and the requested Interest Period for the amount to be converted, (ii) at the time of delivery of such written notice and upon the date of conversion, no Default or Event of Default exists under this Agreement, (iii) at no time shall there be more than ten (10) outstanding tranches of the Revolving Loan bearing interest at a Fixed Rate, (iv) the last day of the Interest Period chosen by Borrower shall not extend beyond the Revolving Loan Maturity Date, and (v) the amount converted to a Fixed Rate at any one time shall be not less than One Million Dollars ($1,000,000) and any amounts in excess thereof shall be in integral multiples of One Hundred Thousand Dollars ($100,000). Whenever Borrower shall notify Agent of an election pursuant to this Section 2.5(c), Agent shall so notify each Revolving Lender at least three (3) Business Days prior to the proposed Interest Determination Date. Any election by Borrower pursuant to this Section 2.5(c) shall be irrevocable during the Interest Period selected by Borrower, and that portion of the Revolving Loan so converted shall bear interest at the applicable Fixed Rate until the expiration of the applicable Interest Period at which time, unless another Fixed Rate has been duly elected by Borrower pursuant to this Section 2.5(c), the interest rate for such portion of the Revolving Loan will automatically convert to the Variable Rate.

          (d)  Reduction in Margin Applicable to Fixed Rate Elections for
               ----------------------------------------------------------
     Revolving Loan.  On and after the date set forth below, the margin
     --------------
     applicable to the Fixed Rate shall be adjusted on a quarterly basis in the manner and to the extent provided in this Section 2.5(d). If, as of the end of any Fiscal Quarter, commencing with the Fiscal Quarter ending on March 31, 1998, Borrower's Consolidated Funded Debt to Consolidated EBITDA Ratio, for the period of such Fiscal Quarter and the three immediately preceding Fiscal Quarters, calculated on a rolling basis, falls within any of the levels listed below, then the margin applicable to the Fixed Rate for the next Fiscal Quarter shall be adjusted, in the manner set forth below, to the applicable margin for such level listed below:


Consolidated Funded Debt                        Applicable
to Consolidated EBITDA Ratio Level                Margin
----------------------------------              ----------
4.00:1 or greater                                 1.375%
3.75:1 or greater, but less than 4.00:1           1.250%
3.25:1 or greater, but less than 3.75:1           1.125%
2.75:1 or greater, but less than 3.25:1           0.875%
2.25:1 or greater, but less than 2.75:1           0.625%
Less than 2.25:1                                  0.500%


The first ratio shall be determined for the four quarters ending with the Fiscal Quarter ending on March 31, 1998 and shall be determined on the third (3rd) Business Day after Borrower's delivery to Agent of the financial statements for such Fiscal Quarter required to be delivered to Agent pursuant to Section 6.1(c). Thereafter, any change to the applicable margin shall become effective as of the third (3rd) Business Day after Borrower's delivery to Agent of the financial statements required to be delivered to Agent pursuant to Section 6.1(c) demonstrating to Agent's reasonable satisfaction Borrower's right to such changed applicable margin. Notwithstanding anything to the contrary in the foregoing, if a Default or Event of Default shall have occurred and be continuing on either the date that Borrower elects to convert a portion of the Revolving Loan to a Fixed Rate or upon the Interest Determination Date, then Borrower shall have no right to elect a Fixed Rate. If Borrower is nonetheless permitted to elect a Fixed Rate, Borrower shall not be entitled to any reduction in the applicable margin otherwise available under this Section 2.5(d).

          21.  Modification of Section 2.6 of the Credit Agreement.  Section 2.6
               ---------------------------------------------------
of the Credit Agreement is hereby amended and restated in its entirety, as follows:

          2.6  Interest on Term Loan.
               ---------------------

          (a)  Fixed Rates for Term Loan.  The Term Loan shall bear interest at
               -------------------------
     a Fixed Rate, as elected by Borrower in accordance with the terms of this Agreement. Prior to the First Amendment Closing Date, Borrower provided Agent with written notice of the Interest Periods elected by Borrower for the Term Loan. The designations made by Borrower are irrevocable and portions of the Term Loan so designated shall continue to bear interest at the applicable Fixed Rate selected by Borrower until the expiration of the applicable Interest Period; provided that, effective upon the First
                                 --------
     Amendment Closing Date and continuing through expiration of the applicable Interest Period, the applicable Fixed Rate for each of the following Interest Periods shall be reduced by the amount set forth below:

     Ending Date of Interest Period      Reduction
     ------------------------------      ---------

     January 16, 1998                         0.450%
     February 28, 1998                        0.424%
     April 1, 1998                            0.390%
     January 16, 1999                         0.320%
     April 1, 1999                            0.350%
     January 16, 2001                         0.380%
     January 16, 2003                         0.430%


     For example, if the Fixed Rate applicable to the Interest Period ending on January 16, 1998 was 7.95%, such Fixed Rate would be reduced upon the First Amendment Closing Date to 7.50%.

          (b)  Designation of Fixed Rates.  At least five (5) Business Days
               --------------------------
     prior to the expiration of any Interest Period chosen by Borrower with respect to a portion of the Term Loan, Borrower shall provide Agent with written notice of the subsequent Interest Period elected by Borrower for that portion of the Term Loan. Subsequent elections shall be subject to the following conditions: (i) Borrower may designate no more than four (4) separate Interest Periods for Term Loan Tranche A, and no more than six (6) separate Interest Periods for Term Loan Tranche B, (ii) the last day of an Interest Period chosen by Borrower shall not extend beyond the Term Loan Maturity Date, and (iii) the amount of each portion of the Term Loan designated for an Interest Period shall be in amounts reasonably acceptable to Agent. The designations made by Borrower pursuant to this Section 2.6(b) shall be irrevocable during the Interest Period selected by Borrower and any portion of the Term Loan so designated shall bear interest at the applicable Fixed Rate until the expiration of the applicable Interest Period. If Borrower shall not have designated an Interest Period by the fifth (5th) Business Day required by the first sentence of this Section 2.6(b), then, subject to Section 2.6(c), Borrower shall be deemed to have designated an Interest Period of ninety (90) days for the applicable portion of the Term Loan; provided; that if the Term Loan Maturity Date is
                               --------
     less than ninety days (90) after such date, then Agent shall select a shorter Interest Period. The Fixed Rates for Interest Periods shall be as follows: (i) as to any ninety (90) day Interest Period, the Discount Rate as of the date of such election plus the applicable margin listed below,
                                     ----
     and (ii) as to any one year, two year, three year, five year, or seven year Interest Period, the Cost of Funds Rate applicable to such Interest Period plus the applicable margin listed below:
     ----


          Interest Period                Applicable Margin
          ---------------                -----------------
          90 days                             1.500%
          one year                            1.575%
          two years                           1.550%
          three years                         1.575%
          five years                          1.625%
          seven years                         1.625%


     or such lower Fixed Rates, if any, to which Borrower may be entitled pursuant to Section 2.6(c).

          (c)  Reduction in Margin Applicable to Fixed Rate Elections for Term
               ---------------------------------------------------------------
     Loan.  The margin applicable to each Fixed Rate shall be adjusted on a
     ----
     quarterly basis in the manner and to the extent provided in this Section 2.6(c). If, as of the end of any Fiscal Quarter, Borrower's Consolidated Funded Debt to Consolidated EBITDA Ratio, for the period of such Fiscal Quarter and the three immediately preceding Fiscal Quarters, calculated on a rolling basis, falls within any of the levels listed below, then the margin applicable to each of the available Fixed Rates selected pursuant to
     Section 2.6(b) for the next Fiscal Quarter shall be adjusted in the manner set forth below to the applicable margin for such Fixed Rate for such level listed below:


Consolidated Funded Debt to              Interest Periods &
Consolidated EBITDA Ratio Levels         Applicable Margins
================================================================================
                                                            5 or 7
                      90 Day    1 Year   2 Year    3 Year    Year
--------------------------------------------------------------------------------
3.50 OR GREATER,      1.375%    1.45%    1.425%    1.45%    1.50%
 BUT LESS THAN
 3.75:1
--------------------------------------------------------------------------------
3.25:1 or             1.25%     1.325%   1.30%     1.325%   1.375%
 greater, but
 less than 3.50:1
--------------------------------------------------------------------------------
2.75:1 or             1.00%     1.075%   1.05%     1.075%   1.125%
 greater, but
 less than 3.25:1
--------------------------------------------------------------------------------
2.25:1 or              .75%      .95%     .925%     .95%    1.005%
 greater, but
 less than 2.75:1
--------------------------------------------------------------------------------
Less than 2.25:1       .625%     .825%    .80%      .825%    .875%
================================================================================


     The ratio shall change as of the third (3rd) Business Day after Borrower's delivery to Agent of the financial statements required to be delivered to Agent pursuant to Section 6.1(c). Notwithstanding anything to the contrary in the foregoing, (i) changes in the ratios and applicable margins described above during any Interest Period shall not affect the Fixed Rate for such Interest Period during such Interest Period, and (ii) if a Default or Event of Default shall have occurred and be continuing on the date that Borrower designates an Interest Period or on the Interest Determination Date, Borrower shall not be entitled to the reduction provided for by this
     Section 2.6(c).

     (d)  No Designation Upon Occurrence of a Default or Event of Default.  If a
          ---------------------------------------------------------------
     Default or Event of Default shall have occurred, then during the continuance of such Default or Event of Default Borrower shall have no right to designate an Interest Period. Any portion of a Term Loan covered by an Interest Period that expires during the continuance of a Default or an Event of Default shall bear interest after such expiration at the Default Rate until such time, if any, as such Default shall cease to exist or such Event of Default shall be waived or cured and Borrower shall make a subsequent designation of an Interest Period in accordance with the terms of this Agreement.


          22.  Modification of Section 2.7(a) of the Credit Agreement.  Section
               ------------------------------------------------------
2.7(a) of the Credit Agreement is hereby amended and restated in its entirety, as follows:

               (a)  Interest Payment Dates.  Interest shall be due and payable
                    ----------------------
     on the first day of each calendar quarter, commencing April 1, 1996, with respect to all interest accrued on the Revolving Loan, the Swingline Loan and the Term Loan during the preceding calendar quarter; provided, that if
                                                              --------
     any Interest Period shall mature prior to the first day of a calendar quarter, then interest accrued at a Fixed Rate during the particular Interest Period shall be due and payable upon expiration of the Interest Period. Interest accrued on the Revolving Loan and the Swingline Loan but not otherwise due and payable on the Revolving Loan Maturity Date shall become due and payable on the Revolving Loan Maturity Date. Interest accrued on the Term Loan but not otherwise due and payable on the Term Loan Maturity Date shall become due and payable on the Term Loan Maturity Date.


          23.  Modification of Section 2.7(c) of the Credit Agreement.  Section
               ------------------------------------------------------
2.7(c) of the Credit Agreement is hereby amended and restated in its entirety, as follows:

          (c)  Computation of Interest.  All computations of interest on the
               -----------------------
     Term Loan shall be made by Agent on the basis of a three hundred sixty
     (360) day year, based on four (4) equal quarterly periods. All computations of interest on the Revolving Loan accruing at the Fixed Rate shall be made by Agent on the basis of a three hundred sixty (360) day year, based on the actual number of days occurring in the period for which such interest is payable. All computations of interest on the Revolving Loan accruing at the Variable Rate or on the Swingline Loan shall be made by Agent on the basis of a three hundred sixty five (365) day year, in each case for the actual number of days occurring in the period for which such interest is payable. Interest determined by reference to a floating rate (i.e., the Variable Rate, the Overnight Rate applicable to the Swingline Loan, or such portions of the Default Rate bearing interest at a floating rate) shall be determined on a daily basis for use in calculating the interest that is payable for such day, and any change in the applicable rate shall become effective on the day such change occurs. Each determination by Agent of an interest rate hereunder, or by the Swingline Lender with respect to the Swingline Loan, shall be conclusive and binding for all purposes, absent manifest error or bad faith.

          24.  Modification of Section 2.7(e) of the Credit Agreement.  Section
               ------------------------------------------------------
2.7(e) of the Credit Agreement is hereby amended and restated in its entirety, as follows:

          (e)  Interest Not to Exceed Maximum Lawful Rate.  Notwithstanding
               ------------------------------------------
     anything to the contrary set forth in this Agreement, if at any time until payment in full of all of the Obligations, the rate of interest payable hereunder exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the "Maximum Lawful Rate"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, that if at any time thereafter the rate of interest payable
     --------
     hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by (i) Revolving Lenders from the making of the Revolving Loan or incurring the Letter of Credit Obligations hereunder,
     (ii) the Swingline Lender from the making of the Swingline Loan hereunder, and (iii) Term Lenders from making the Term Loan hereunder, is equal to the total interest which such Lenders would have received had the interest rate payable hereunder been (but for the operation of this Section 2.7(e)) the interest rate payable since the Closing Date. Thereafter, the interest rate payable hereunder shall be the rate of interest set forth herein, unless and until the rate of interest again exceeds the Maximum Lawful Rate, in which event this paragraph shall again apply. In no event shall the total interest received by Lenders pursuant to the terms hereof exceed the amount which Lenders could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. In the event the Maximum Lawful Rate is calculated pursuant to this
     Section 2.7(e), such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. In the event that a court of competent jurisdiction, notwithstanding the provisions of this Section 2.7(e), shall make a final determination that Lenders have received interest hereunder or under any of the Loan Documents in excess of the Maximum Lawful Rate, Revolving Lenders, the Swingline Lender, and Term Lenders shall, respectively, to the extent permitted by applicable law, promptly apply such excess first to any interest due and not yet paid under the Revolving Loan and

     Letter of Credit Obligations, the Swingline Loan, and the Term Loan, then to the outstanding principal of the Revolving Loan, the Swingline Loan, and the Term Loan (without premium or penalty), and then to Fees and any other unpaid Obligations and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.


          25.  Modification of Section 2.8(d) of the Credit Agreement.  Section
               ------------------------------------------------------
2.8(d) of the Credit Agreement is hereby amended and restated in its entirety, as follows:

          (d)  Unused Commitment Fee.  In consideration of the commitment made
               ---------------------
     by Revolving Lenders and the Swingline Lender under this Agreement, from and after the Closing Date and until the Revolving Loan Maturity Date, Borrower shall pay to Agent, for the benefit of Revolving Lenders and the Swingline Lender, a quarterly unused commitment fee (the "Unused Commitment Fee") equal to three-tenths of one percent (.30%) per annum of the average daily amount by which the Maximum Revolving Loan exceeds the outstanding balance of the Revolving Loan plus the outstanding Letter of Credit
                                   ----
     Obligations plus the Swingline Loan; provided, that the Unused Commitment
                 ----                     --------
     Fee shall be subject to reduction as provided below. If, as of the end of any Fiscal Quarter, commencing with the Fiscal Quarter ending March 31, 1998, Borrower's Consolidated Funded Debt to Consolidated EBITDA Ratio, for the period of such Fiscal Quarter and the three immediately preceding Fiscal Quarters, calculated on a rolling basis, falls within any of the levels listed below, then the Unused Commitment Fee for the next Fiscal Quarter shall be adjusted in the manner set forth below to the percentage for such level listed below:


     Consolidated Funded Debt to                    Unused
     Consolidated EBITDA Ratio Level             Commitment Fee
     -------------------------------             --------------
     4.00:1 or greater                               .300%
     3.75:1 or greater, but less than 4.00:1         .275%
     3.25:1 or greater, but less than 3.75:1         .250%
     2.75:1 or greater, but less than 3.25:1         .200%
     2.25:1 or greater, but less than 2.75:1         .175%
     Less than 2.25:1                                .150%


     The first ratio shall be determined for the four quarters ending with the Fiscal Quarter ending on March 31, 1998 and shall be determined on the third (3rd) Business Day after Borrower's delivery to Agent of the financial statements for such Fiscal Quarter required to be delivered to Agent pursuant to Section 6.1(c). Thereafter, any change to the Unused Commitment Fee shall become effective as of the third (3rd) Business Day after Borrower's delivery to Agent of the financial statements required to be delivered to Agent pursuant to Section 6.1(c) demonstrating to Agent's reasonable satisfaction Borrower's right to such changed applicable margin. Notwithstanding anything to the contrary in the foregoing, if a Default or Event of Default shall have occurred and be continuing on the date that Borrower would otherwise be entitled to a reduction in the Unused Commitment Fee, then the Unused Commitment Fee shall remain or become three-tenths of one percent (.30%) per annum. The Unused Commitment Fee shall be paid to Agent on (i) the fifth day of each calendar quarter with respect to the previous calendar quarter, and (ii) the Revolving Loan Maturity Date, with respect to the period from the last full calendar quarter through the Revolving Loan Maturity Date. Notwithstanding the foregoing, if an adjustment to the amount of the Unused Commitment Fee is made based on a quarterly financial statement for a quarter ending on the last day of any Fiscal Year, and the audited financial statement when delivered shows that Borrower did not qualify for such adjustment, then the Unused Commitment Fee shall immediately be adjusted retroactively back to the date of adjustment to the level for which Borrower qualifies based on such audited financial statement and Borrower shall be assessed by Agent for the difference between the rates and Borrower shall pay such difference to Agent upon demand. The Swingline Lender shall be entitled to receive the "Swingline Portion" (as defined later in this Section 2.8(d)) of the Unused Commitment Fee and the Revolving Lenders shall be entitled to receive the balance. The "Swingline Portion" of the Unused Commitment Fee is equal to the applicable per annum percentage (which is initially three-tenths of one percent (.30%), but which may be reduced as set forth earlier in this Section 2.8(d)) of the average daily amount by which Ten Million Dollars ($10,000,000) exceeds the outstanding balance of the Swingline Loan.


          26.  Modification of Section 2.11(b) of the Credit Agreement.  Section
               -------------------------------------------------------
2.11(b) of the Credit Agreement is hereby amended and restated in its entirety, as follows:

          (b)  Allocation of Payments.  Agent shall allocate among the Lenders
               ----------------------
     payments received from Borrower in the following manner:

               (i) payments of Obligations that are owed to Agent shall be retained by Agent;

               (ii) payments of Obligations other than principal and interest payments that are owed to Lenders shall be allocated to the Lenders in accordance with each Lender's respective Percentage; and

               (iii) payments of principal and interest on account of the Swingline Loan shall be allocated to the Swingline Lender; payments of principal and interest on account of the Term Loan shall be allocated in accordance with each Term Lender's respective Percentage of the Term Loan; provided, that if any Term Lender's pro rata share of the aggregate
     --------
     outstanding principal amount of the Term Loan is greater than such Term Lender's Percentage, then principal payments shall be allocated to such Lender until its pro rata share of the aggregate outstanding principal amount is equal to such Lender's Percentage; payments of principal and interest on account of the Revolving Loan shall be allocated in accordance with each Revolving Lender's respective Initial Percentage, with respect to payments received prior to Agent's taking action pursuant to Section 11.12, or Percentage, with respect to payments received after Agent's taking action pursuant to Section 11.12; provided, that if any Revolving Lender's
                                       --------
     pro rata share of the aggregate outstanding principal amount of the Revolving Advances is greater than such Lender's Initial Percentage or Percentage, whichever is then appropriate, then principal payments shall be allocated to such Lender until its pro rata share of the aggregate outstanding principal amount is equal to such Lender's Initial Percentage or Percentage, as the case may be.


          27.  Modification of Section 2.15(m) of the Credit Agreement.  Section
               -------------------------------------------------------
2.15(m) of the Credit Agreement is hereby amended and restated in its entirety, as follows:

          (m) The account does not, when added to all other Eligible Accounts that are obligations of the Account Debtor, at any time result in a total sum that exceeds twenty percent (20%) of the total balance then due on all accounts that are Eligible Accounts; provided, that, when so requested by
                                          --------
     Borrower, Agent will consider increasing such twenty percent (20%) maximum for one or more particular Account Debtors based on Agent's annual review of the respective credit histories and creditworthiness of such Account Debtors.


          28.  Modification of Section 2.16(e) of the Credit Agreement.  Section
               -------------------------------------------------------
2.16(e) of the Credit Agreement is hereby amended and restated in its entirety, as follows:

          (e) If the inventory consists of bottled wine, the age of such bottled wine shall not exceed the time periods set forth below for the types of wine set forth below:

                   a.      white zinfandel      18 months

                   b.  chardonnay               36 months
                   c.  other white wines        24 months
                   d.  proprietors reserve red  84 months
                   e.  European imported red    84 months
                   f.  other red wines          48 months


          29.  Elimination of Sections 4.3 and 4.4 of the Credit Agreement.
               -----------------------------------------------------------
Sections 4.3 and 4.4 of the Credit Agreement are deleted in their entirety.


          30.  Modification of Section 6.1(h) of the Credit Agreement.  Section
               ------------------------------------------------------
6.1(h) of the Credit Agreement is hereby amended and restated in its entirety, as follows:

          (h) No later than three (3) Business Days after filing/distribution thereof, copies of all documents filed by or on behalf of BWEH with the Securities and Exchange Commission or any other public agency, any disclosures or other communications provided by BWEH to its shareholders generally, or any press releases issued by Borrower or BWEH;

          31.  Modification of Section 8.1 of the Credit Agreement.  Section 8.1
               ---------------------------------------------------
of the Credit Agreement is hereby amended and restated in its entirety, as follows:

          8.1  Mergers, Etc.  Borrower shall not, directly or indirectly, by
               ------------
     operation of law or otherwise, merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with, any Person or form any Subsidiary; provided, that so long as no Event
                                              --------
     of Default shall have occurred and be continuing, nothing in this Section
     8.1 shall limit the ability of Borrower to acquire new wineries, vineyards, or other similar assets or properties.


          32.  Modification of Section 8.2 of the Credit Agreement.  Section 8.2
               ---------------------------------------------------
of the Credit Agreement is hereby modified so as to delete the reference to "Five Million Dollars ($5,000,000)" in clause (i) of Section 8.2(e) and replace it with "Fifteen Million Dollars ($15,000,000).


          33.  Modification of Section 8.3(b) of the Credit Agreement.  Section
               ------------------------------------------------------
8.3(b) of the Credit Agreement is hereby amended and restated in its entirety, as follows:

               (b) Purchase Money Indebtedness for Acquisition of Newly Acquired
                   -------------------------------------------------------------
     Capital Assets.  Borrower may incur Purchase Money Indebtedness with
     --------------
     respect to the acquisition of Newly Acquired Capital Assets, provided that
     (i) such Indebtedness is secured only by the particular Newly Acquired Capital

     Asset or related group of Newly Acquired Capital Assets, (ii) no Default or Event of Default has occurred and is continuing or would occur as result of the incurring of such Purchase Money Indebtedness, (iii) except with respect to the amounts provided in Section 8.3(a) below, Borrower has delivered to Agent and Lenders the annual audited financial statement for Borrower's Fiscal Year ending December 31, 1996, (iv) the incurring of such Purchase Money Indebtedness does not cause Borrower to fail to continue to achieve either of the ratios described below upon which the right to incur such Purchase Money Indebtedness is based, and (v) the cumulative amount of all such Purchase Money Indebtedness shall not exceed up to the following cumulative levels:

               (i) If the post-closing balance sheet provided by Borrower to Lender pursuant to the Schedule of Documents, or any subsequent quarterly financial statement provided by Borrower to Agent pursuant to Section 6.1(c), indicates a Consolidated Funded Debt to Consolidated EBITDA Ratio of less than five and one-half to one (5.50:1.), then Borrower shall be entitled to incur Purchase Money Indebtedness not to exceed Ten Million Dollars ($10,000,000) in the aggregate from and after the Closing Date;

               (ii) If and at such time as the quarterly financial statements provided by Borrower to Agent pursuant to Section 6.1(c) (subject to adjustment if a subsequently delivered annual financial statement differs from the quarterly statement), indicate that Borrower has achieved a Consolidated Funded Debt to Consolidated EBITDA Ratio of less than four to one (4.0:1) as of the end of the particular Fiscal Quarter, then (but only so long as Borrower continues each quarter to achieve such ratio) Borrower shall be entitled to incur Purchase Money Indebtedness not to exceed Fifteen Million Dollars ($15,000,000) in the aggregate from and after the Closing Date;

               (iii) If and at such time as the quarterly financial statements provided by Borrower to Agent pursuant to Section 6.1(c) (subject to adjustment if a subsequently delivered annual financial statement differs from the quarterly statement), indicate that Borrower has achieved a Consolidated Funded Debt to Consolidated EBITDA Ratio of less than three and one-half to one (3.5:1) as of the end of the particular Fiscal Quarter, then (but only so long as Borrower continues each quarter to achieve such ratio) Borrower shall be entitled to incur Purchase Money Indebtedness not to exceed Thirty Million Dollars ($30,000,000) in the aggregate from and after the Closing Date;

               (iv)  If and at such time as the quarterly
     financial statements provided by Borrower to Agent pursuant to Section 6.1(c) (subject to adjustment if a subsequently delivered annual financial statement differs from the quarterly statement), indicate that Borrower has achieved a Consolidated Funded Debt to Consolidated EBITDA Ratio of less than three to one (3.0:1) as of the end of the particular Fiscal Quarter, then (but only so long as Borrower continues each quarter to achieve such ratio and subject to the last sentence of this Section 8.3(b)) there shall be no further dollar limitations on Borrower's incurring Purchase Money Indebtedness under this Section 8.3(b).

     Notwithstanding the foregoing, if the cumulative amount of permitted Purchase Money Indebtedness shall be increased because of Borrower's achieving the applicable ratio requirement but, as of the end of a subsequent Fiscal Quarter, Borrower shall fail to achieve such ratio requirement, then the cumulative amount of permitted Purchase Money Indebtedness shall be immediately reduced to the greater of (i) the cumulative amount of Purchase Money Indebtedness for which Borrower qualifies based on such subsequent financial statement, or (ii) the cumulative amount of Purchase Money Indebtedness actually incurred by Borrower prior to the end of such Fiscal Quarter. Similarly, if the cumulative amount of permitted Purchase Money Indebtedness shall be increased because of Borrower's achieving the applicable ratio requirement as of the end of a Fiscal Quarter ending on June 30 of any year but the annual audited financial statement subsequently delivered to Agent for such Fiscal Year indicates that Borrower has failed to achieve both applicable ratio requirements as of the end of such Fiscal Quarter, then the cumulative amount of permitted Purchase Money Indebtedness shall be immediately reduced to the greater of (i) the cumulative amount of Purchase Money Indebtedness for which Borrower qualifies based on such annual audited financial statement, or (ii) the cumulative amount of Purchase Money Indebtedness actually incurred by Borrower prior to delivery of such annual audited financial statement.

          34.  Modification of Section 8.4(a) of the Credit Agreement.  Section
               ------------------------------------------------------
8.4(a) of the Credit Agreement is hereby amended and restated in its entirety, as follows:

          (a) Borrower shall not issue or agree to issue any of its respective authorized but not outstanding shares of Stock (including treasury shares) except for additional shares that may be issued to BWEH in exchange for additional equity investment in Borrower.

          35.  Modification of Section 8.6 of the Credit
               -----------------------------------------

Agreement.  Section 8.6 of the Credit Agreement is hereby modified so as to
---------
delete the reference to "Five Hundred Thousand Dollars ($500,000)" and replace it with "One Million Dollars ($1,000,000)".

          36.  Modification of Section 8.7 of the Credit Agreement.  Section 8.7
               ---------------------------------------------------
of the Credit Agreement is hereby amended and restated in its entirety, as follows:

          8.7  Guaranteed Indebtedness.  Borrower shall not incur any Guaranteed
               -----------------------
     Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of Borrower, (b) for Guaranteed Indebtedness incurred for the benefit of Borrower if the primary obligation is permitted by this Agreement, and (c) those obligations set forth in Part K of the Disclosure Schedule.


          37.  Modification of Section 8.9(a) of the Credit Agreement.  Section
               ------------------------------------------------------
8.9(a) of the Credit Agreement is hereby modified so as to delete the reference to "Five Hundred Thousand Dollars ($500,000)" in clause (iv) and replace it with "Two Million Dollars ($2,000,000)".


          38.  Modification of Section 8.12 of the Credit Agreement.  Section
               ----------------------------------------------------
8.12 of the Credit Agreement is hereby modified so as to delete the reference to "July 16, 2001" in clause (a) and replace it with "January 16, 2000"; to add the word "Consolidated" prior to the words "Net Worth" in clause (c); to delete both references to "One Hundred Seven Million Dollars ($107,000,000)" in clause (c) and to replace them with "One Hundred Seventy Million Dollars ($170,000,000); and to delete both references to "December 31, 2000" in clause (d) and to replace them with "June 30, 1999".

          39.  Modification of Sections 8.14, 8.17, and 8.18 of the Credit
               -----------------------------------------------------------
Agreement.  Sections 8.14, 8.17, and 8.18 of the Credit Agreement are hereby
---------
amended and restated in their entirety, as follows:

          8.14  Intentionally Omitted.
                ---------------------

          8.17  Intentionally Omitted.
                ---------------------

          8.18  Intentionally Omitted.
                ---------------------

          40.  Modification of Section 8.21 of the Credit Agreement.  Section
               ----------------------------------------------------
8.21 of the Credit Agreement is hereby amended and restated in its entirety, as follows:

          (a)  Current Ratio.  Borrower shall not permit the ratio of
               -------------
     (i) Consolidated Current Assets to (ii) Consolidated Current Liabilities, as of the last day of each Fiscal Quarter during the respective measurement periods listed below, to be less than the correlative levels for such periods shown below:

           Measurement                                   Minimum
             Period                                       Ratio
           -----------                                   -------
     Closing Date through December 31, 1997               1.20:1
     January 1, 1998 through Termination Date             1.25:1

          (b)  Capitalization Ratio.  Borrower shall not permit the ratio of
               --------------------
     (i) Consolidated Total Debt, to (ii) Consolidated Total Capitalization, as of the last day of each Fiscal Quarter during the respective measurement periods listed below, to be greater than the correlative levels for such periods shown below:

           Measurement                                   Maximum
             Period                                       Ratio
           -----------                                   -------
     First Amendment Date through May 31, 2000            .70:1
     June 1, 2000 through Termination Date                .65:1

          (c)  Debt Coverage Ratio.  Borrower shall not permit the Consolidated
               -------------------
     Debt Coverage Ratio for the four Fiscal Quarters immediately preceding each measurement date, as of the last day of each Fiscal Quarter during the respective measurement periods listed below, to be less than the correlative levels for such periods shown below:

            Measurement                                  Minimum
              Period                                      Ratio
            -----------                                  -------
     June 30, 1997 through June 29, 1999                 1.75:1
     June 30, 1999 through Termination Date              2.10:1

Section 8.21(d) is hereby deleted in its entirety.


          41.  Elimination of Section 8.23 of the Credit Agreement.
               ---------------------------------------------------
Sections 8.23 of the Credit Agreement, entitled "No Purchase of Newhall Property Without Term Lenders Making Newhall Advance," is hereby deleted in its entirety.

          42.  Amendment and Restatement of Clause (ii) of Section 10.1(f).
               -----------------------------------------------------------
Clause (ii) of Section 10.1(f) is hereby amended and restated in its entirety as follows:

               (ii) A default shall occur under or with respect to any document evidencing any Subordinated Debt, whether or not such default involves the failure to make any payment, if the occurrence of such default entitles any holder thereof to demand payment of all or any portion of the principal portion of such Subordinated Debt.

          43.  Modification of Section 10.2(a).  Section 10.2(a) is hereby
               -------------------------------
modified to add the following as a new clause (iii) and to renumber existing clause (iii) as clause (iv):

          (iii) the obligation, if any, of the Swingline Lender to make further Swingline Advances shall immediately cease and terminate;


          44.  Addition of New Section 11.12.  A new Section 11.12 is hereby
               -----------------------------
added to the Agreement as follows:

          11.12  Agent's Authority To Equalize Percentages of Revolving Lenders.
                 ---------------------------------------------------------------
     It is the intent of the Revolving Lenders that the risk exposure of each Revolving Lender with respect to the Revolving Loan and the Swingline Loan shall be equal to such Lender's Percentage. If an Event of Default shall occur and the principal balance of the Revolving Loan held by each Revolving Lender differs from such Revolving Lender's Percentage of the Revolving Loan (due to the fact that each Revolving Lender's Initial Percentage is different from each Revolving Lender's Percentage, due to a Revolving Lender's having failed to fund, or due to other reasons), Agent shall take such actions as Agent considers appropriate under the circumstances so that the principal balance of the Revolving Loan held by each Revolving Lender is equal to such Lender's Percentage of the Revolving Loan. To accomplish such equality, Agent may instruct one or more Revolving Lenders to wire transfer funds to one or more other Revolving Lenders and Revolving Lenders agree to comply with such instructions. In addition, Agent may take such other actions as are necessary to accomplish such equality.

          45.  Modification of Section 13.12.  The addresses set forth in
               -----------------------------
Section 13.12 for the following entities are hereby modified to read as follows:

          (b)  If to CoBank:

               CoBank
               P.O. Box 5110
               Denver, Colorado 80217
               Attention:  Mr. Bill Wilson
               Facsimile:  (303) 694-5830

          (d)  If to GE Capital, at:

               General Electric Capital Corporation
               105 W. Madison St., Suite 1600
               Chicago, Illinois 60602
               Attention:  Ms. Heidi Holverson
               Facsimile:  (312) 419-5977

               With copies to:

               General Electric Capital Corporation
               201 High Ridge Road
               Stamford, CT 06927-5100
               Attention:  John A. Sirico, Esq.
               Facsimile:  (203) 316-7889

          (e)  If to Rabobank, at:

               Rabobank Nederland
               245 Park Avenue
               New York, New York  10167
               Attention:  Corporate Services
               Facsimile:  (212) 916-7880

               With copies to:

               Rabobank Nederland
               4 Embarcadero Center, Suite 3200
               San Francisco, California  94111
               Attention:  Ms. Jessalyn W. Peters
               Facsimile:  (415) 986-8349

          (f)  If to Bank of Boston, at:

               BankBoston, N.A.
               100 Federal Street
               Mail Stop 01-09-01
               Boston, MA 02106
               Attention:  Ms. Diane Exter and Ms. Linda Alto
               Facsimile:  (617) 434-4929


          (g)  If to Borrower, at:

               Beringer Wine Estates Company
               1000 Pratt Avenue
               P.O. Box 111
               St. Helena, California  94574
               Attention:  Walter T. Klenz, President
               Facsimile:  (707) 963-7248

               With copies to:

               Texas Pacific Group
               201 Main Street, No. 2420
               Fort Worth, Texas 76102
               Attention:  James J. O'Brien
               Facsimile:  (817) 871-4010

               Texas Pacific Group
               345 California Street, Suite 3300
               San Francisco, California  94104
               Attention:  James G. Coulter
               Facsimile:  (415) 743-1501

               and

               Pillsbury Madison & Sutro LLP
               235 Montgomery Street, Suite 1653
               San Francisco, California 94104
               Attention:  James Brown, Esq.
               Facsimile:  (415) 983-1200

          46.  Modification of Exhibit A of the Credit Agreement.  Exhibit A to
               -------------------------------------------------
the Credit Agreement is hereby amended and restated in its entirety by Exhibit A to this First Amendment. From and after the First Amendment Closing Date, the form of Borrowing Base Certificate shall be the form attached as Exhibit A to this First Amendment.

          47.  Modification of Exhibit B of the Credit Agreement.  Exhibit B to
               -------------------------------------------------
the Credit Agreement is hereby amended and restated in its entirety by Exhibit B to this First Amendment. From and after the First Amendment Closing Date, the applicable Percentages of the Lenders shall be as set forth in Exhibit B to this First Amendment.

          48.  Section Titles.  The Section titles contained in this First
               --------------
Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

          49.  Counterparts.  This First Amendment may be executed in any number
               ------------
of separate counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, this First Amendment has been duly executed as of the date first written above.


                         BERINGER WINE ESTATES COMPANY,
                              as Borrower

                         By:/s/ Martin Foster
                            -----------------------------
                         Name: Martin Foster
                              ---------------------------
                         Title: V.P. Finance
                               --------------------------

                         PACIFIC COAST FARM CREDIT SERVICES, ACA, as a Lender and as Agent

                         By:/s/ Sean P. O'Day
                            -----------------------------
                         Name: Sean P. O'Day
                              ---------------------------
                         Title: Regional Vice President
                               --------------------------

                         CoBANK, ACB
                         as a Lender

                         By:/s/ William S. Wilson
                            -----------------------------
                         Name: William S. Wilson
                              ---------------------------
                         Title: Vice President
                               --------------------------

                         BANK OF AMERICA NT&SA,
                         as a Lender

                         By:/s/ David M. Meddaugh
                            -----------------------------
                         Name: David M. Meddaugh
                              ---------------------------
                         Title: Vice President
                               --------------------------

                         GENERAL ELECTRIC CAPITAL CORPORATION,
                         as a Lender

                         By:/s/ Shawn Pettit
                            -----------------------------
                         Name: Shawn Pettit
                              ---------------------------
                         Title: Duly Authorized Signatory
                               --------------------------


                   [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                         COOPERATIEVE CENTRALE RAIFFEISEN-
                         BOERENLEENBANK B.A., RABOBANK NEDERLAND,
                         NEW YORK BRANCH, as a Lender

                         By: /s/ Dana W. Hemenway
                            ------------------------------
                         Name: Dana W. Hemenway
                              ----------------------------
                         Title: Vice President
                               ---------------------------

                         By: /s/ W. Pieter C. Kodde
                            ------------------------------
                         Name: W. Pieter C. Kodde
                              ----------------------------
                         Title: Vice President
                               ---------------------------


                         BANKBOSTON, N.A.,
                         as a Lender

                         By: /s/ Linda Alto
                            ------------------------------
                         Name: Linda Alto
                              ----------------------------
                         Title: Vice President
                               ---------------------------

                              GUARANTOR CONSENTS
                              ------------------

          Beringer Wine Estates Holdings, Inc., a Delaware corporation, successor by merger to Silverado Partners Acquisition Corp., a California corporation, a Guarantor under an Amended and Restated Guaranty dated June 7, 1996, Cork Processors, Inc., a Delaware corporation, a Guarantor under a Guaranty dated as of January 16, 1996, and Beringer Wine Estates Sales Co., a California corporation under a Guaranty dated as of June 30, 1997 hereby each
(i) ratify and reaffirm, as of the date hereof, all of the provisions of its Amended and Restated Guaranty, or its Guaranty, as the case may be, and its Amended and Restated Security Agreement or Security Agreement, as the case may be, (ii) acknowledges receipt of a copy of the First Amendment to Second Amended and Restated Credit Agreement dated as of February 28, 1997 and (iii) consents to all of the provisions of such First Amendment, including any extensions of the First Amendment Expiration Date.

                         BERINGER WINE ESTATES HOLDINGS, INC.,
                         a Delaware corporation, successor by
                         merger to Silverado Partners Acquisition
                         Corp.

                         By: /s/ Martin L. Foster
                            ------------------------------
                         Name:   Martin L. Foster
                              ----------------------------
                         Title:  V.P. Finance
                               ---------------------------


                         CORK PROCESSORS, INC., a Delaware
                         corporation

                         By: /s/ Douglas W. Roberts
                            ------------------------------
                         Name:   Douglas W. Roberts
                              ----------------------------
                         Title:  Secretary
                               ---------------------------


                         BERINGER WINE ESTATES SALES CO., a
                         California corporation

                         By: /s/ Martin L. Foster
                            ------------------------------
                         Name:   Martin L. Foster
                              ----------------------------
                         Title:  V.P. Finance
                               ---------------------------

                                   EXHIBIT I

                      FORM OF NOTICE OF REVOLVING ADVANCE
                      -----------------------------------

                             _______________, 199_




Pacific Coast Farm Credit Services, ACA
8741 Brooks Road
Windsor, California  95492

Attention:  Account Executive (Beringer Wine)

     Re:  Swingline Advance under Second Amended and Restated
          Credit Agreement dated as of February 28, 1997
          ---------------------------------------------------


Ladies and Gentlemen:

          The undersigned, Beringer Wine Estates Company, a Delaware corporation, refers to the Second Amended and Restated Credit Agreement, dated as of February 28, 1997 (the "Credit Agreement"), among the undersigned, the "Lenders" as defined in the Credit Agreement, and Pacific Coast Farm Credit Services, ACA, as Agent for the Lenders (in such capacity, "Agent"), and hereby notifies Agent, pursuant to Section 2.1A of the Credit Agreement, that the undersigned hereby requests a "Swingline Advance," under and as defined in the Credit Agreement and in connection therewith, sets forth the information below, relating to such Swingline Advance:

           (i) The date of the requested Swingline Advance shall be ________________, 199_;

          (ii) The aggregate amount of the requested Swingline Advance is ___________________ (Dollars) ($___________); and

         (iii) The requested Swingline Advance should be directed to [Bank, address, account and wiring instructions].

          The undersigned hereby certifies that the conditions contained in
Section 4.2 of the Credit Agreement are satisfied on the date hereof, and will be satisfied on the date of the requested Swingline Advance, before and after giving effect thereto and to the application of the proceeds therefrom, unless waived in writing by Agent.


                              Very truly yours,

                              BERINGER WINE ESTATES COMPANY, a
                              Delaware corporation


                              By:
                                 ---------------------------
                              Name:
                                   -------------------------
                              Title:
                                    ------------------------